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                                                                    Exhibit 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement of our report dated October 24, 1997, on the financial statements of WESTERN CULINARY INSTITUTE (a division of Phillips Educational Group of Portland, Inc., a wholly owned subsidiary of Phillips Colleges, Inc.) included herein and to all references to our Firm included in this registration statement.

                                       Arthur Andersen LLP

Chicago, Illinois
October 30, 1997